Exhibit (d)(14)

FORM OF

AMENDMENT NO. 2 TO THE INVESTMENT ADVISORY AND

ADMINISTRATION AGREEMENT

GE INVESTMENTS FUNDS, INC.

TOTAL RETURN FUND

GE ASSET MANAGEMENT INCORPORATED

THIS AMENDMENT NO. 2 TO THE INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT (this “Second Amendment”) is made as of             , 20    , between GE ASSET MANAGEMENT INCORPORATED (“GEAM”) and GE INVESTMENTS FUNDS, INC. (the “Company”) on behalf of its Total Return Fund (the “Fund”).

W I T N E S S E T H:

WHEREAS, the Company and GEAM are parties to (1) an Investment Advisory and Administration Agreement (the “Agreement”) dated as of May 1, 1997, pursuant to which GEAM serves as the investment adviser for the Fund, and (2) an Amendment No. 1 to the Agreement (the “Amendment”) dated as of May 1, 2009; and

WHEREAS, capitalized terms used in this Second Amendment not defined herein shall have the respective meanings given to them in the Agreement and Amendment; and

WHEREAS, the Company and GEAM desire to amend the Agreement to reflect a decrease in the advisory fee payable by the Company to GEAM under such Agreement; and

WHEREAS, this Second Amendment has been approved in the requisite manner by the Board of Directors of the Company (the “Board”) and approved by the shareholders of the Fund.

NOW, THEREFORE, the parties hereby agree as follows:

1. Section 5 of the Agreement is hereby amended and restated to read as follows:

Section 5. Compensation. In consideration of services rendered and the expenses paid by GEAM pursuant to this Agreement, the Company will pay GEAM on the first business day of each month a fee calculated as a percentage of the average daily net assets of the Fund during the previous month at the annual rate of 0.35%.

For the purpose of determining fees payable to GEAM under this Agreement, the value of the Fund’s net assets will be computed in the manner described in the Registration Statement.

2. The Agreement and Amendment, except as expressly amended hereby, shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT NO. 2 TO THE INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT as of the day and year first above written.

GE INVESTMENTS FUNDS, INC., on behalf of
TOTAL RETURN FUND

By:
Name:	Michael J. Cosgrove
Title:	Chairman of the Board and President

GE ASSET MANAGEMENT INCORPORATED

By:
Name:	Matthew J. Simpson
Title:	Executive Vice President and General Counsel

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